Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES SECOND QUARTER 2026 RESULTS
CONSHOHOCKEN, Pa. – August 4, 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the second quarter ended June 30, 2026.
Second Quarter Business Highlights
•Completed its first full quarter under the Company's exclusive capitated agreement with a large national integrated delivery network, with the contract now fully at run-rate.
•Signed a new capitated agreement with Humana OneHome in South Florida and Texas and successfully completed the transition of approximately 478,000 members.
•Subsequent to quarter-end, entered into a definitive agreement to sell the Company's Diabetes Health business for $235.0 million in cash, subject to customary purchase price adjustments, the most significant step yet in AdaptHealth's multi-year effort to concentrate its portfolio around its core Sleep Health, Respiratory Health, and supporting Wellness-at-Home businesses. The Diabetes Health business will now be presented as discontinued operations.
•Subsequent to quarter end, entered into a joint venture that combines the Company's eCommerce asset with a leading eCommerce sleep retailer and adds a home sleep test capability to help reach the vast undiagnosed OSA population.
•Grew registered myAPP users to more than 512,000, up 56% from year end 2025 and launched an AI-powered mask-fitting tool, advancing patient digital engagement and expanding self-service capabilities.
•Subsequent to quarter-end, redeemed the Company’s 6.125% Senior Notes due 2028 with the proceeds from the $325 million delayed draw term loan secured as part of the April 2026 refinancing.
•Completed a workforce restructuring, generating $19 million in annualized savings while maintaining full operational delivery across all functions.
Second Quarter Results

All comparisons are to the quarter ended June 30, 2025 unless otherwise stated. The amounts presented below reflect the Company’s continuing operations, except for cash flow from operations and free cash flow, which includes the cash flows from continuing operations and discontinued operations, see below for further discussion.
•Net revenue was $740.3 million compared to $657.1 million, an increase of 12.7%.
•Organic revenue growth of 15.9%, with growth across each of the Company’s reportable segments.
•Net loss attributable to AdaptHealth Corp. was $145.3 million compared to net income of $4.2 million, largely resulting from a $144.2 million pre-tax write down of goodwill.
•Adjusted EBITDA was $132.0 million compared to $136.4 million, a decrease of 3.2%.
•Cash flow from operations was $239.0 million year-to-date 2026, a decrease from $257.5 million during the comparable period in 2025, and free cash flow was negative $48.4 million year-to-date 2026, compared to $73.3 million during the comparable period in 2025.

Management Commentary

“In the second quarter, we delivered 15.9% organic growth, with record volume gains across the business," said Suzanne Foster, Chief Executive Officer. "Also, in July we signed a definitive agreement to divest our Diabetes Health business, the most significant step yet in our multi-year effort to focus AdaptHealth on our core Sleep Health, Respiratory Health, and supporting Wellness-at-Home businesses. Our West Coast capitated partnership reached full scale in the quarter, and the complexity of that transition has impacted our margins. Together with an unexpected price increase from one of our manufacturers, this has led us to lower our full-year outlook. We are moving quickly to address the cost pressures introduced by our rapid growth, and we believe these actions will make us a stronger, more efficient company."
Financial Outlook

The Company is revising its financial guidance for fiscal year 2026 on a continuing operations basis, which excludes the Diabetes Health business, except for free cash flow, which includes the cash flows from continuing operations and discontinued operations, as follows:
•Net revenue of $2.85 billion to $2.89 billion
•Adjusted EBITDA of $490 million to $520 million
•Free cash flow of $80 million to $120 million
Relative to our prior fiscal year 2026 Adjusted EBITDA guidance of $680 million to $730 million, the revised guidance includes a $100 million impact from reporting the Diabetes Health business as discontinued operations, including $60 million of previously allocated corporate overhead that will remain in continuing operations, of which the Company expects roughly half to be eliminated within 12 months thereafter. The revised guidance also includes a $55 million impact related to our West Coast capitated contract; a $30 million impact from a manufacturer price increase; and a $15 million impact from other portfolio actions.
Conference Call
Management will host a teleconference today, Tuesday, August 4, 2026, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•800-274-8461 (Domestic) or
•203-518-9814 (International)

When prompted, reference Conference ID: AHCO2Q26
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under three reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, and (iii) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

In July 2026, AdaptHealth entered into a definitive agreement to sell the Diabetes Health business for $235.0 million in cash, subject to customary purchase price adjustments. As a result of this transaction, the Diabetes Health business met the criteria to be reported as discontinued operations. Therefore, AdaptHealth has reported the results of the Diabetes Health business, including the results of operations, and related assets and liabilities, as discontinued operations for all periods presented herein.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.8 million patients annually in all 50 states through its network of approximately 670 locations in 48 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses organic revenue, which is a financial measure that is not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how the Company changes organically—that is, within its existing operations using its own resources.

Organic revenue is defined as all changes in reported net revenues from the comparable period presented, excluding: (1) increases in net revenue in the current period from acquisitions attributable to businesses and/or assets the Company has owned for less than one year based on the month of acquisition. This excludes the acquisition of assets from previous providers to facilitate the transition of patients related to newly awarded at-risk capitated contracts, since the revenue related to these agreements is earned organically; and (2) decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash	$43,289	$106,136
Accounts receivable	390,389	370,897
Inventory	105,480	114,893
Prepaid and other current assets	90,219	100,619
Current assets held for sale - discontinued operations	168,098	36,354
Total current assets	797,475	728,899
Equipment and other fixed assets, net	656,368	503,193
Operating lease right-of-use assets	127,204	111,968
Finance lease right-of-use assets	44,801	52,300
Goodwill	2,370,431	2,457,627
Identifiable intangible assets, net	31,780	35,774
Deferred income taxes, net	290,720	267,786
Other assets	22,090	19,119
Noncurrent assets held for sale - discontinued operations	—	139,911
Total Assets	$4,340,869	$4,316,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$576,300	$553,700
Current portion of long-term debt	8,125	20,313
Current portion of operating lease obligations	36,030	30,728
Current portion of finance lease obligations	19,337	17,702
Contract liabilities	64,743	59,339
Other liabilities	4,117	30,106
Liabilities held for sale - discontinued operations	560	504
Total current liabilities	709,212	712,392
Long-term debt, less current portion	1,879,809	1,715,983
Operating lease obligations, less current portion	96,352	85,470
Finance lease obligations, less current portion	25,435	32,604
Other long-term liabilities	243,805	243,804
Total Liabilities	2,954,613	2,790,253
Total Stockholders' Equity	1,386,256	1,526,324
Total Liabilities and Stockholders' Equity	$4,340,869	$4,316,577

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net revenue	$740,307	$657,100	$1,420,180	$1,301,647
Costs and expenses:
Cost of net revenue	636,101	521,312	1,220,342	1,060,281
General and administrative expenses	96,093	95,263	189,977	180,158
Depreciation and amortization, excluding patient equipment depreciation	7,948	7,056	15,117	14,328
Goodwill impairment	144,236	—	144,236	—
Total costs and expenses	884,378	623,631	1,569,672	1,254,767
Gain on sale of businesses	(6,269)	(32,225)	(6,269)	(32,225)
Operating (loss) income	(137,802)	65,694	(143,223)	79,105
Interest expense, net	26,209	27,533	51,803	55,932
Loss on extinguishment of debt	1,322	—	1,322	—
(Loss) income from continuing operations before income taxes	(165,333)	38,161	(196,348)	23,173
Income tax (benefit) expense	(21,227)	32,780	(28,392)	30,294
Net (loss) income from continuing operations	(144,106)	5,381	(167,956)	(7,121)
Net income from discontinued operations, net of tax	11,387	10,447	20,364	16,870
Net (loss) income	(132,719)	15,828	(147,592)	9,749
Income attributable to noncontrolling interest	1,210	1,154	2,377	2,282
Net (loss) income attributable to AdaptHealth Corp.	$(133,929)	$14,674	$(149,969)	$7,467

Weighted average common shares outstanding - basic	136,120	134,993	135,950	134,897
Weighted average common shares outstanding - diluted	136,120	137,071	135,950	134,897

Basic net (loss) income per share:
Continuing operations	$(1.07)	$0.03	$(1.25)	$(0.06)
Discontinued operations	0.08	0.07	0.15	0.11
Basic net (loss) income per share	$(0.99)	$0.10	$(1.10)	$0.05

Diluted net (loss) income per share:
Continuing operations	$(1.07)	$0.03	$(1.25)	$(0.06)
Discontinued operations	0.08	0.07	0.15	0.11
Diluted net (loss) income per share	$(0.99)	$0.10	$(1.10)	$0.05

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net (loss) income	$(147,592)	$9,749
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	226,766	186,705
Goodwill impairment	144,236	—
Equity-based compensation	12,089	11,427
Reduction in the carrying amount of operating lease right-of-use assets	21,299	15,300
Reduction in the carrying amount of finance lease right-of-use assets	10,081	7,096
Deferred income tax (benefit) expense	(21,147)	12,643
Loss on extinguishment of debt	1,322	—
Amortization of deferred financing costs	2,326	3,105
Write-off of fixed assets	1,178	—
Gain on sale of businesses	(6,269)	(32,225)
Other	(787)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(19,491)	8,868
Inventory	12,066	(9,713)
Prepaid and other assets	10,045	(4,578)
Operating lease obligations	(20,351)	(15,812)
Operating liabilities	13,253	64,956
Net cash provided by operating activities	239,024	257,521
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(287,456)	(184,250)
Payments for business acquisitions, net of cash acquired	(127,422)	(18,561)
Proceeds from the sale of businesses, net of cash disposed	6,269	115,674
Proceeds from the sale of assets	1,439	—
Receipt of contingent consideration from the sale of assets	—	1,156
Net cash used in investing activities	(407,170)	(85,981)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	575,000	—
Repayments on long-term debt and lines of credit	(425,000)	(175,000)
Repayments of finance lease obligations	(8,118)	(8,346)
Proceeds received in connection with employee stock purchase plan	951	564
Payments relating to the Tax Receivable Agreement	(26,846)	(25,012)
Payments of debt financing costs	(5,038)	—
Distributions to noncontrolling interests	(2,349)	(2,573)
Payments for tax withholdings from vesting of restricted stock units and stock option exercises	(3,090)	(2,079)
Payments of deferred purchase price from acquisitions	(211)	(211)
Net cash provided by (used in) financing activities	105,299	(212,657)
Net decrease in cash	(62,847)	(41,117)
Cash at beginning of period	106,136	109,747
Cash at end of period	$43,289	$68,630

ADAPTHEALTH CORP.
Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025.

AdaptHealth defines EBITDA as net income (loss) from continuing operations, plus interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient depreciation.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, litigation settlement expense, gain on sale of businesses, restructuring expenses, loss on extinguishment of debt, goodwill impairment, and certain other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income (loss) from continuing operations to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) from continuing operations as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
	2026		2025
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
	(Unaudited)
Net (loss) income from continuing operations	$(144,106)	(19.5)%	$5,381	0.8%
Interest expense, net	26,209	3.5%	27,533	4.2%
Income tax (benefit) expense	(21,227)	(2.9)%	32,780	5.0%
Depreciation and amortization, including patient equipment depreciation	114,766	15.6%	86,925	13.2%
EBITDA	(24,358)	(3.3)%	152,619	23.2%
Equity-based compensation expense (a)	5,398	0.7%	6,010	0.9%
Gain on sale of businesses (b)	(6,269)	(0.8)%	(32,225)	(4.9)%
Restructuring expenses (c)	6,070	0.7%	—	—%
Loss on extinguishment of debt (d)	1,322	0.2%	—	—%
Goodwill impairment (e)	144,236	19.5%	—	—%
Other non-recurring expenses, net (f)	5,594	0.8%	10,015	1.6%
Adjusted EBITDA	$131,993	17.8%	$136,419	20.8%
Adjusted EBITDA Margin		17.8%		20.8%

ADAPTHEALTH CORP.

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(c)	Represents expenses related to a cost savings plan that was implemented in June 2026.
(d)	Represents third-party fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)
Represents non-cash goodwill impairment charges as a result of the fair values of the Company's Respiratory Health and Wellness at Home reporting units being less than their respective carrying values.

(f)
The 2026 period consists of $2.7 million of consulting expenses associated with asset dispositions, $1.4 million of transaction costs associated with acquisitions, and $1.5 million of other non-recurring expenses. The 2025 period consists of $6.9 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees from the sales of businesses), $1.0 million of transaction costs associated with acquisitions, and $2.1 million of other non-recurring expenses.

The following unaudited table presents the reconciliation of net income (loss) from continuing operations to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) from continuing operations as a percentage of net revenue to Adjusted EBITDA Margin, for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026		2025
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
	(Unaudited)
Net loss from continuing operations	$(167,956)	(11.8)%	$(7,121)	(0.5)%
Interest expense, net	51,803	3.6%	55,932	4.3%
Income tax (benefit) expense	(28,392)	(2.0)%	30,294	2.3%
Depreciation and amortization, including patient equipment depreciation	215,683	15.2%	175,866	13.5%
EBITDA	71,138	5.0%	254,971	19.6%
Equity-based compensation expense (a)	11,764	0.8%	11,202	0.9%
Litigation settlement expense (b)	500	—%	—	—%
Gain on sale of businesses (c)	(6,269)	(0.4)%	(32,225)	(2.5)%
Restructuring expenses (d)	6,070	0.4%	—	—%
Loss on extinguishment of debt (e)	1,322	0.1%	—	—%
Goodwill impairment (f)	144,236	10.2%	—	—%
Other non-recurring expenses, net (g)	7,797	0.6%	15,141	1.1%
Adjusted EBITDA	$236,558	16.7%	$249,089	19.1%
Adjusted EBITDA Margin		16.7%		19.1%

ADAPTHEALTH CORP.

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents an estimated expense to settle a shareholder derivative complaint.
(c)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(d)	Represents expenses related to a cost savings plan that was implemented in June 2026.
(e)	Represents third-party fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(f)	Represents non-cash goodwill impairment charges as a result of the fair values of the Company's Respiratory Health and Wellness at Home reporting units being less than their respective carrying values.
(g)
The 2026 period consists of $4.3 million of consulting expenses associated with asset dispositions, $2.2 million of transaction costs associated with acquisitions, and $1.3 million of other non-recurring expenses. The 2025 period consists of $9.2 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees from the sales of businesses), $2.0 million of consulting expenses associated with systems implementation activities, $1.1 million of transaction costs associated with acquisitions, and $2.8 million of other non-recurring expenses.

ADAPTHEALTH CORP.
Free Cash Flow

This press release presents AdaptHealth’s free cash flow for the three and six months ended June 30, 2026 and 2025.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$145,302	$161,994	$239,024	$257,521
Purchases of equipment and other fixed assets	(166,244)	(88,665)	(287,456)	(184,250)
Free cash flow	$(20,942)	$73,329	$(48,432)	$73,271

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery, CFA
Senior Vice President, Investor Relations
IR@adapthealth.com